UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 25, 2008

Napster, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-32373	77-0551214
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9044 Melrose Ave., Los Angeles, California		90069
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 281-5000

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

As previously disclosed, on September 14, 2008, Napster, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Best Buy Co., Inc., a Minnesota corporation (“Parent”), and Puma Cat Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Purchaser”). Pursuant to the Merger Agreement, Purchaser offered to purchase all outstanding shares of common stock, par value $0.001 per share, and the stock purchase rights associated with such shares (collectively, the “Shares”), of the Company, at a purchase price of $2.65 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase dated September 26, 2008 (the “Offer to Purchase”), and in the related Letter of Transmittal (which, together with any supplements or amendments thereto, collectively constitute the “Offer”). Capitalized terms used and not otherwise defined herein have the meanings assigned to such terms in the Offer to Purchase.

At 12:00 midnight, Eastern Time, at the end of Friday, October 24, 2008, the Offer expired. Based on information provided by U.S. Bank National Association, the depositary for the Offer (the “Depositary”), a total of 39,301,255 Shares, representing approximately 83.3% of the outstanding Shares (including Shares tendered through guaranteed delivery procedures), were validly tendered and not withdrawn as of the expiration of the Offer. Purchaser accepted for payment all validly tendered and not withdrawn Shares in accordance with the terms of the Offer and advised the Company that it would promptly pay for such Shares.

At 9:00 a.m., Eastern Time, on Monday, October 27, 2008, Purchaser commenced a subsequent offering period for the purpose of soliciting all remaining outstanding and untendered Shares (the “Subsequent Offering Period”). At 12:00 midnight, Eastern Time, at the end of Wednesday, October 29, 2008, the Subsequent Offering Period expired. Based on information provided by the Depositary, during the Subsequent Offering Period, an additional 3,932,720 Shares were validly tendered (including Shares delivered with respect to Shares that had been tendered through guaranteed delivery procedures), resulting in the ownership by Purchaser of an aggregate of 40,558,382 Shares, representing approximately 85.9% of the outstanding Shares. Purchaser accepted for payment all Shares validly tendered during the Subsequent Offering Period in accordance with the terms of the Offer and has advised the Company that it will promptly pay for such Shares.

On Thursday, October 30, 2008, in order to acquire more than 90% of the outstanding Shares (excluding Shares tendered through guaranteed delivery procedures and not yet delivered), Purchaser, pursuant to the terms of the Merger Agreement, exercised its Top-Up Option, pursuant to which Purchaser acquired 19,224,389 newly-issued Shares at a purchase price per share equal to the Offer Price. As a result of Purchaser’s acquisition of the Shares validly tendered during the initial offering period, Shares validly tendered during the Subsequent Offering Period, and the shares issued pursuant to the Top-Up Option, Purchaser owns more than 90% of the Company’s outstanding shares (excluding Shares tendered through guaranteed delivery procedures and not yet delivered).

Following the exercise of the Top-Up Option, and pursuant to the Merger Agreement, Parent caused Purchaser to merge with and into the Company on Thursday, October 30, 2008, without a meeting of the stockholders of the Company, in accordance with the DGCL’s “short-form” merger statute, with the Company continuing as the Surviving Corporation and a wholly-owned subsidiary of Parent. As a result of the Merger, each outstanding Share that was not purchased in the Offer (other than Shares held by Purchaser or Parent, treasury Shares, which were cancelled, and Shares held by stockholders, if any, who properly exercise appraisal rights in accordance with the DGCL) was converted into the right to receive $2.65 per Share, in cash, without interest. Shares held by stockholders who perfect their appraisal rights represent only the right to receive the amount awarded in the appraisal, or, if such demand for appraisal is withdrawn or forfeited, $2.65 per Share, in cash, without interest.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in the Introduction, above, and Item 5.01, below is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the Merger, the Company no longer fulfills the numerical listing requirements of the Nasdaq Global Market (“Nasdaq”). Accordingly, following completion of the Merger on Thursday, October 30, 2008, the Company notified Nasdaq and requested that Nasdaq (i) suspend trading in the Company’s common stock as of the open of business on Friday, October 31, 2008 and (ii) file with the Securities and Exchange Commission (the “SEC”) an application on Form 25 to report that the Common Stock is no longer listed on Nasdaq. As a result, the Common Stock will no longer be listed on Nasdaq. The Company also intends to file with the SEC a certification on Form 15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requesting that the Common Stock be deregistered and that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.02. Unregistered Sales of Equity Securities.

In order to complete the Merger, on Thursday, October 30, 2008, Purchaser exercised its Top-Up Option to purchase newly-issued shares of the Company’s common stock, and accordingly, the Company issued 19,224,389 shares of common stock to the Purchaser pursuant to Section 5.12 of the Merger Agreement, at a price per share of $2.65, which resulted in an aggregate purchase price of approximately $50,944,631 (the “Purchase Price”). The Purchaser paid the Purchase Price for such shares by delivery of a promissory note, in form and substance reasonably satisfactory to the Company and in a principal face amount equal to the aggregate amount of the Purchase Price, which promissory note will become due and payable in full with all accrued interest upon October 30, 2009.

The issuance of these Shares by the Company was made in a transaction not involving any public offering pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The offering was not a “public offering” as defined in Section 4(2) of the Securities Act due to the fact that the Purchaser was the only person involved in the transaction, the size of the offering, and the manner of the offering. In addition, the Purchaser had the necessary investment intent as required by Section 4(2) of the Securities Act since such Shares were issued to facilitate the Merger pursuant to which the Company will become a wholly-owned subsidiary of Parent. Based on the above factors, the Company believes that this issuance of Shares meets the requirements to qualify for exemption under Section 4(2) of the Securities Act.

Item 3.03. Material Modification to Rights of Security Holders.

In connection with the consummation of the Merger on Thursday, October 30, 2008, each Share issued and outstanding immediately prior to the effective time of the Merger (other than Shares held by Purchaser or Parent, treasury Shares, which were cancelled, and Shares held by stockholders, if any, who properly exercise appraisal rights in accordance with the DGCL) was converted into the right to receive $2.65 per Share, in cash, without interest.

Item 5.01. Changes in Control of Registrant.

At 12:00 midnight, Eastern Time, at the end of Friday, October 24, 2008, the Offer expired. Based on information provided by U.S. Bank National Association, the depositary for the Offer (the “Depositary”), a total of 39,301,255 Shares, representing approximately 83.3% of the outstanding Shares (including Shares tendered through guaranteed delivery procedures), were validly tendered and not withdrawn as of the expiration of the Offer. On October 25, 2008, Purchaser accepted for payment all validly tendered and not withdrawn Shares in accordance with the terms of the Offer and advised the Company that it would promptly pay for such Shares.

Based on the per Share consideration of $2.65 and the number of Shares validly tendered and accepted for payment (including Shares tendered by notice of guaranteed delivery) at the expiration of the Offer, as of October 24, 2008, the value of the Shares purchased by Purchaser in connection with the Offer was approximately $104,148,325.75. The funds used by Purchaser to purchase the Shares were from cash and/or readily-available funds.

The information contained in the Introduction and Item 3.02, above, is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Merger and pursuant to the terms of the Merger Agreement, each of the directors of the Company resigned from the board of directors of the Company, effective as of the effective time of the Merger on October 30, 2008. Pursuant to the Merger Agreement, Joseph M. Joyce and David M. Morrish, the directors of Purchaser became the directors of the Company as of the effective time of the Merger. For more information about Messrs. Joyce and Morrish, please refer to the Schedule 14D-9 filed by the Company on September 26, 2008.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the effective time of the Merger on Thursday, October 30, 2008, the Company’s certificate of incorporation was amended and restated in its entirety to be identical to the certificate of incorporation of Purchaser, as in effect immediately prior to the effective time of the Merger (except that the name of the surviving corporation set forth therein is “Napster, Inc.”), and such amended and restated certificate of incorporation became the certificate of incorporation of the surviving corporation.

Pursuant to the Merger Agreement, at the effective time of the Merger on Thursday, October 30, 2008, the Company’s bylaws were amended and restated in their entirety to be identical to the bylaws of Purchaser, as in effect immediately prior to the effective time of the Merger (except that the name of the surviving corporation set forth therein is “Napster, Inc.”), and such amended and restated bylaws became the bylaws of the surviving corporation.

Copies of the amended and restated certificate of incorporation and the third amended and restated bylaws of the Company as in effect immediately following the effective time of the Merger are filed as Exhibits 3.1 and 3.2 to this report and are incorporated by reference in this Item 5.03.

Item 8.01. Other Events

Closing of the Merger

On October 30, 2008, pursuant to the terms of the Merger Agreement, Purchaser merged with and into the Company, with the Company being the surviving corporation and a wholly-owned subsidiary of Parent.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1	Amended and Restated Certificate of Incorporation.*

3.2	Third Amended and Restated Bylaws.*

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Napster, Inc.
(Registrant)

		By:	/s/ Aileen Atkins
Date:	October 30, 2008		Aileen Atkins
Secretary